UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2006

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-76630	65-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Merced Drive, Suite A Riverside, CA	92503
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (951) 687-6100

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

(a)          On July 17, 2006, the Registrant terminated the engagement of Malone & Bailey, PC, as the Registrant’s independent accountants.

Malone & Bailey, PC did not complete an audit of the Registrant’s financial statements from the time they were engaged (March 6, 2006) through the date of the termination of their engagement (July 17, 2006). The Registrant experienced some difficulties in timely responding to audit requests from Malone & Bailey, PC, which resulted in the mutual determination for the Registrant and Malone & Bailey, PC to terminate their relationship.

The dismissal of Malone & Bailey, PC was recommended by the Registrant’s Executive Management and approved by the Registrant’s Board of Directors.

There were no disagreements between the Registrant and Malone & Bailey, PC on any matter of accounting principles or practices, or financial statement disclosure, or audit scope or procedure.

The Registrant appointed Lawrence Scharfman & Co., CPA, P.C., as the Registrant’s independent accountants for the year ended December 31, 2005 on July 17, 2006. This is a change in accountants recommended by the Registrant’s Executive Management and approved by the Registrant’s Board of Directors. During the most recent two fiscal years and during the portion of 2006 preceding the Board’s decision, neither the Registrant, nor anyone engaged on its behalf, has consulted with Lawrence Scharfman & Co., CPA, P.C. regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

EXHIBITS

Exhibit Number	Description
(16)	Letter to the Commission from Malone & Bailey, PC dated July 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE COMPANIES, INC.

By: /s/ Henri Hornby

Henri Hornby, Chief Executive Officer

Date: July 19, 2006